                         SCHEDULE 14A (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                        ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant                            /X/
Filed by a Party other than the Registrant         / /
Check the appropriate box:
/x/      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                        CORAM HEALTHCARE CORPORATION

              (Name of Registrant as Specified in its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

                                  [LETTERHEAD]

Donald J. Amaral
Chief Executive Officer and President

                                                                 August 15, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Coram Healthcare Corporation (the "Company"), which will be held on Tuesday, September 16, 1997 at 2:00 p.m. local time, at The Westin Hotel, 1672 Lawrence Street, Denver, Colorado. In addition to the matters to be acted upon at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report to the stockholders on the operations of the Company. I hope that you will be able to attend.

     Whether or not you plan to be at the meeting, please be sure to complete, date, sign and return the proxy card enclosed with this letter and the accompanying Proxy Statement as promptly as possible so that your shares may be voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting.

                                          Sincerely,

                                          /s/ DONALD J. AMARAL

                                          --------------------------------------

                                          DONALD J. AMARAL
                                          Chief Executive Officer and President

                          CORAM HEALTHCARE CORPORATION
                      1125 SEVENTEENTH STREET, SUITE 2100
                             DENVER, COLORADO 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 16, 1997

To the Stockholders of Coram Healthcare Corporation:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Coram Healthcare Corporation, a Delaware corporation ("Coram" or the "Company"), will be held on Tuesday, September 16, 1997, at 2:00 p.m. local time, at The Westin Hotel, 1672 Lawrence Street, Denver, Colorado (the "Meeting"), for the following purposes:

          (1) To elect six directors to serve until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

          (2) To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of authorized common stock from 75,000,000 to 100,000,000;

          (3) To approve an amendment to the Coram Healthcare Corporation Employee Stock Purchase Plan increasing the number of shares of common stock available for issuance thereunder from 300,000 to 1,300,000;

          (4) To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the Company's 1997 fiscal year; and

          (5) To transact such other business as may properly come before the meeting or any adjournments thereof.

     These matters are more fully described in the accompanying Proxy Statement. The Board of Directors of the Company has fixed the close of business on August 4, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only holders of the Company's common stock, $.001 par value per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting, at the Company's corporate offices located at 1125 Seventeenth Street, Suite 2100, Denver, Colorado 80202.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement.

                                          By order of the Board of Directors

                                          /s/ RICHARD M. SMITH

                                          --------------------------------------

                                          Richard M. Smith, Secretary

Denver, Colorado
August 15, 1997

                          CORAM HEALTHCARE CORPORATION
                      1125 SEVENTEENTH STREET, SUITE 2100
                             DENVER, COLORADO 80202
                             ---------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 16, 1997
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors") of Coram Healthcare Corporation, a Delaware corporation ("Coram" or the "Company"), to be used at the 1997 Annual Meeting of Stockholders of the Company to be held on Tuesday, September 16, 1997, at 2:00 p.m., local time, at the Westin Hotel, 1672 Lawrence Street, Denver, Colorado and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed to the holders of the Company's common stock, $.001 par value per share (the "Common Stock"), on or about August 15, 1997. The Company's Annual Report to Stockholders, which includes financial statements for the fiscal year ended December 31, 1996, is being concurrently mailed or delivered with this Proxy Statement to stockholders entitled to vote at the Meeting.

     Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of six directors to serve until the 1998 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified, (ii) to approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of authorized common stock from 75,000,000 to 100,000,000; (iii) to approve an amendment to the Coram Healthcare Corporation Employee Stock Purchase Plan increasing the number of shares of common stock available for issuance thereunder from 300,000 to 1,300,000; (iv) the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1997 and (v) such other business as may properly come before the Meeting. The Company is not aware of any other business to be presented for consideration at the Meeting.

                       VOTING AND SOLICITATION OF PROXIES

     The enclosed proxy provides that each stockholder may specify that his or her shares be voted "FOR" the election of the named nominees to the Board of Directors or that such shares be "WITHHELD" as to all nominees or any individual nominee or nominees; and voted "FOR," "AGAINST" or "ABSTAIN" from voting with respect to the amendment to the Company's Certificate of Incorporation, the amendment to the Coram Employee Stock Purchase Plan and the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1997. In accordance with Delaware law, broker non-votes will not be counted and will be treated as not present for purposes of calculating the vote on a proposal for which no specification is made in the proxy. Abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders. Therefore, an abstention is the equivalent of a vote against a proposal. Execution of a proxy given in response to this solicitation will not affect a stockholder's right to attend the Meeting and to vote in person. Presence at the Meeting of a stockholder who has signed a proxy does not alone revoke a proxy. Any proxy may be revoked by any stockholder who attends the Meeting and gives oral notice of his or her intention to vote in person without compliance with any other formalities. Any stockholder who executes and returns a proxy may revoke it by executing a subsequent proxy or by giving written notice of revocation to the Secretary of the Company at any time before it is voted at the Meeting. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

     The Company has fixed the close of business on August 4, 1997 as the record date for determining the holders of its Common Stock who will be entitled to notice of and to vote at the Meeting. On that date, the Company had issued and
outstanding [     ] shares of its Common Stock which are the only outstanding shares of capital stock of the Company having general voting rights. Holders of the Company's Common Stock are entitled to one vote for each share owned of record. Shares representing a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order for a quorum to be present.

     Solicitation of proxies for use at the Meeting may be made in person or by mail, telephone or telegram, by directors, officers and employees of the Company. Such persons will receive no additional compensation for any solicitation activities. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy card, and of soliciting proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, proxy solicitors, accountants, public relations, transportation, litigation and other costs relating to the solicitation).

     Boston EquiServe, the transfer agent and registrar for the Common Stock, has been appointed by the Board of Directors to serve as Inspector of Election at the Meeting. All proxies and ballots delivered to Boston EquiServe shall be kept confidential by Boston EquiServe.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Six directors are to be elected and qualified at the Meeting. In the absence of written instructions to the contrary, proxies representing shares of Common Stock will be voted FOR the election of each of the persons listed below as directors of Coram for a term commencing on the date of the Meeting and continuing until the 1998 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. In the event that any nominee for director should become unavailable or declines to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, FOR an additional nominee designated by the Nominating Committee. As of the date of this Proxy Statement, the Board of Directors has no knowledge that any of the persons named will be unavailable or will decline to serve. None of the nominees has any family relationship among themselves or with any executive officer of Coram.

         THE CORAM BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF ALL NOMINEES FOR DIRECTOR IDENTIFIED BELOW TO SERVE UNTIL THE 1998 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR
         SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS

     Information is set forth below concerning the nominees for election as directors of Coram. With the exception of Messrs. Alsin and Casey, all of the nominees for election as directors at the Meeting are incumbent directors of Coram. Each nominee has furnished information as to his beneficial ownership of Common Stock as of June 30, 1997, and, if not employed by Coram, the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for director of Coram and has agreed to serve as a director of Coram if elected. None of the nominees for director entered into any arrangement or understanding pursuant to which such person was to be selected as a director or nominee for director.

                                                                        DIRECTOR
             NAME               AGE         POSITION WITH CORAM          SINCE
             ----               ---         -------------------         --------
Donald J. Amaral..............  44       Chairman, Chief Executive        1995
                                           Officer and President
Richard A. Fink...............  42               Director                 1994
Stephen G. Pagliuca...........  41               Director                 1994
L. Peter Smith................  48               Director                 1994
Arne Alsin....................  39                  --                    --
William J. Casey..............  52                  --                    --

     Mr. Amaral was elected Chairman on    and has served as director, President
and Chief Executive Officer of the Company since October 13, 1995. Previously, he was President and Chief Operating Officer of OrNda Healthcorp ("OrNda") from April 1994 to August 1995, and served in various executive positions with Summit Health Ltd. ("Summit") from October 1989 to April 1994, including President and Chief Executive Officer between October 1991 and April 1994. Summit was merged into OrNda in April 1994. Prior to joining Summit, Mr. Amaral was President and Chief Operating Officer of The Mediplex Group, Inc., a health care subsidiary of Avon Products, Inc., from 1986 until October 1989. Mr. Amaral is also a member of the Board of Directors of Summit Care Corporation.

     Mr. Fink has served as a director of Coram since July 1994. Mr. Fink has been a partner of the law firm of Brobeck, Phleger & Harrison LLP since October 1987 and is currently Chairman of that firm's Business & Technology Group.

     Mr. Pagliuca has served as a director of Coram since July 1994. Mr. Pagliuca founded Information Partners, a venture capital and management buyout company based in Boston, Massachusetts, in 1989 and has been Managing Director since that time, focusing on health care and information industry private-equity investment opportunities. Prior to 1989, Mr. Pagliuca was a partner at Bain & Company, a management consulting firm based in Boston, Massachusetts, where he concentrated on the health care and information industries.

     Mr. Smith has served as a director of Coram since July 1994. Between November 1993 and July 1994, Mr. Smith was a director of Medisys, Inc. ("Medisys"). Mr. Smith served as the Managing Partner of AllCare Health Services, Inc., which was acquired by Medisys in December of 1992. Mr. Smith is also President and serves on the Board of Directors of Ralin Medical, Inc. ("Ralin"), a company specializing in cardiac disease management. Prior to joining Ralin in 1990, Mr. Smith served in various capacities with Baxter Healthcare. From 1984 through 1989 he was president of the home infusion therapy division of Baxter Healthcare. Mr. Smith also serves on the Board of Directors of Sabratek Corporation and AMSYS, Inc.

     Mr. Alsin was nominated for election as a director of Coram in connection with the Meeting. Mr. Alsin has served as President, Portfolio Manager of Alsin Capital Management, Inc. since 1986. From 1984 to 1985, Mr. Alsin served in various capacities with KPMG Peat Marwick LLP in the tax department.

     Mr. Casey was nominated for election as a director of Coram in connection with the Meeting. Since 1983, Mr. Casey has served as a consultant in the healthcare industry, specializing in hospital management evaluation, hospital planning, managed care contracting and turnaround services. From 1986 to the present, Mr. Casey has also served as Contract Administrator for Emergency Department Physicians' Medical Group, Inc. and affiliated medical groups, which provide physician services to non-governmental facilities. From 1988 to the present, Mr. Casey has served as Contract Administrator for NP Medical Group, Inc., which provides physician services to government facilities. Mr. Casey also serves as a director of Summit Care Corporation and TriCounties Bank.

                MEETINGS AND COMMITTEES OF THE BOARD DURING 1996

     The Coram Board of Directors met 19 times during the fiscal year ended December 31, 1996. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Coram Board of Directors held subsequent to the date of their election or appointment to the Board and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served.

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee and a Compliance and Quality Assurance Committee. Coram does not have an executive or similar committee. The Board generally acts in its entirety upon matters which might otherwise be the responsibility of such a committee.

     Coram Audit Committee. The Audit Committee consisted of Messrs. L. Peter Smith and Pagliuca, each a non-employee director of Coram. The Audit Committee's principal functions were: (i) to recommend to the Board of Directors the independent public accountants to be engaged by Coram and to arrange or approve the details of their engagement, including the remuneration to be paid; (ii) to review with the independent public accountants Coram's general policies and procedures with respect to audits and accounting and financial controls, the general accounting and reporting principles and practices applied in preparing the financial statements and conducting financial audits of Coram, and to recommend to management changes or improvements therein; and (iii) to perform such other functions as the Board of Directors may from time to time elect. The Audit Committee met twice during the fiscal year ended December 31, 1996.

     Coram Compensation Committee. The Compensation Committee consisted of Messrs. Fink and Pagliuca, each a non-employee director of Coram. The Compensation Committee's principal functions were: (i) to recommend to the Coram Board of Directors the salaries and other terms of employment for the senior executive officers of Coram and make recommendations to the Coram Board of Directors with respect to proposals for new benefits, incentive plans or programs and (ii) to administer the Company's 1994 Stock Option/Stock Issuance Plan (the "Coram Option Plan") and grant stock options and stock issuances thereunder to all eligible individuals, including members of the executive and managerial group. The Compensation Committee took action by written consent five times during the fiscal year ended December 31, 1996.

     Coram Nominating Committee. The Board of Directors established a Nominating Committee on April 13, 1996. The Nominating Committee consisted of Messrs. Amaral and Sweeney (who is not standing for re-election at the meeting). The Nominating Committee's principal function is to nominate persons for election to the Board of Directors at Coram's annual stockholder meetings. The Nominating Committee will consider nominations made by a stockholder provided that such stockholder complies with certain procedures set forth in the Bylaws of the Company. Such stockholder nominations must be made in writing to the Secretary of the Company in a timely fashion. To be timely, notice must be delivered to or mailed and received at the principal executive offices of the Company no less than 30 days nor more than 60 days prior to the meeting to which such nomination relates; provided, however, that if less than 40 days' notice or prior public disclosure of the meeting is given or made to stockholders, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's written notice must set forth: (a) as to each person whom the stockholder proposes to nominate,
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

     Coram Compliance and Quality Assurance Committee. The Compliance and Quality Assurance Committee, established by the Board of Directors in February 1995, consisted of Dr. Gail R. Wilensky (who is not standing for re-election at the meeting) and Richard A. Fink. The Compliance and Quality Assurance Committee is responsible for overseeing and ensuring Coram's compliance with applicable laws, regulations, and Coram's corporate code of conduct, as well as providing oversight of Coram's corporate compliance program as it relates to the conduct of its business to ensure that the highest standards of business, professional, legal and personal ethics are being met by Coram in the delivery of its services and products. The Compliance and Quality Assurance Committee met twice during the fiscal year ended December 31, 1996.

COMPLIANCE WITH SECTION 16

     Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Coram's directors, executive officers and persons who beneficially own greater than 10% of a registered class of Coram's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Based solely upon its review of copies of the Section 16 reports Coram has received and written representations from certain reporting persons, Coram believes that during its fiscal year ended December 31, 1996, all of its directors, executive officers and greater than 10% beneficial owners were in compliance with their filing requirements, with the exception that (i) each of the following individuals failed to file in a timely manner their Initial Statements of Beneficial Ownership of Securities on Form 3; John Anderson, (former officer) Daniel Frank, James Glynn, David McCormick, Joseph Smith, Pamela Spaniac, Mark Werber, William W. Willis (former officer) and Christopher York and (ii) Tommy Carter (former director) failed to file in a timely manner a Statement of Changes in Beneficial Ownership of Securities on Form 4 for a disposition of shares of Company Common Stock that occurred prior to the cessation of his term on the Company's Board of Directors.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each of the executive officers of Coram. The executive officers serve at the pleasure of the Board of Directors of Coram. Biographical information with respect to Donald J. Amaral is set forth under the caption "Information Concerning Nominees to the Board of Directors" above.

                NAME                   AGE                POSITION(S) WITH CORAM
                ----                   ---                ----------------------
Donald J. Amaral.....................  44     Chairman, Chief Executive Officer and
                                              President
Richard M. Smith.....................  38     Chief Financial Officer and Secretary
Christopher J. York..................  36     Chief Operating Officer, West Area
Joseph D. Smith......................  38     Chief Operating Officer, East Area
Paul J. Quiner.......................  38     Senior Vice President and General Counsel
Daniel L. Frank......................  40     Lithotripsy Division President

     Richard M. Smith has been the Chief Financial Officer of Coram since August 1995 and has been serving as Secretary since July 1995. Mr. Smith also served as Vice President, Tax and Treasury, from October 1994 to August 1995. Between November 1993 and October 1994, Mr. Smith served as Vice President, Finance and Treasurer, and Assistant Secretary, for CoreSource, Inc., a health care company specializing in third party claims administration, workers compensation and integrated health delivery systems. Mr. Smith served as Assistant Treasurer from July 1990 to November 1993 and Director of Taxes from July 1985 to July 1990 of Lane Industries, Inc., a holding company engaged in the manufacture of office products, hotel ownership and management, radio stations, farming and ranching. Prior to July 1985, Mr. Smith served in various capacities with KPMG Peat Marwick LLP as tax accountant and tax manager.

     Christopher J. York has been Chief Operating Officer of the West Area since December 1996. Prior to that and since the Company's inception, Mr. York had served as Area Vice President of the Midwest Area. From 1993 until Coram's inception, Mr. York was the Vice President of Sales and Operations of Medisys, Inc.

Previously, he was General Manager and Regional Vice President for Critical Care America. Formerly, he held various sales and management positions at Kendall Healthcare.

     Joseph D. Smith has been Chief Operating Officer of the East Area since December 1996. Prior to that and since the Company's inception, Mr. Smith had served as Area Vice President of the Northeast Area. From 1993 until Coram's inception, Mr. Smith was the Eastern Area Vice President of H.M.S.S., Inc. Previously, he served as Vice President, Sales, Alternate Sites division of McGaw, Inc. During his twelve years at McGaw, Inc., he served in a number of sales, sales management and marketing positions.

     Paul J. Quiner has been Senior Vice President and General Counsel of Coram since March 1996. Mr. Quiner also served as Assistant General Counsel from July 1994 to February 1996. Between September 1992 and July 1994, Mr. Quiner served as Assistant General Counsel for T2 Medical. Previously, Mr. Quiner was a partner at the law firm of Alston & Bird.

     Daniel L. Frank has been President of the Lithotripsy Division since December 1996 and since March 1996 had served as the Senior Vice President of Business Development. Previously, Mr. Frank served as an outside consultant to Coram from October 1995 to March 1996. Between October 1993 and October 1995, Mr. Frank served as the Chief Executive Officer for Western Medical Center, Orange County, California. Prior to October 1993, Mr. Frank served as President of Summit Ambulatory Network and Vice President of Business Development for Summit Health Ltd.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

     The following table sets forth as of June 30, 1997 the number of shares of outstanding Coram Common Stock beneficially owned by (i) each person known to Coram to be the owner of more than 5% of the outstanding Common Stock, (ii) each Director and each person nominated to become a Director of the Company, (iii) each of the Named Executive Officers and (iv) all Directors and executive officers of Coram as a group. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to Coram.

                                                                                PERCENTAGE OF SHARES
                  NAME AND ADDRESS OF                      NUMBER OF SHARES       OF COMMON STOCK
                  BENEFICIAL OWNER(1)                     OF COMMON STOCK(2)       OUTSTANDING(2)
                  -------------------                     ------------------    --------------------
James M. Sweeney........................................          5,000              *
Donald J. Amaral........................................        815,676            1.82%
Richard A. Fink.........................................          5,000              *
Stephen G. Pagliuca.....................................          5,000              *
L. Peter Smith..........................................         39,081              *
Dr. Gail R. Wilensky (3)................................          5,000              *
Richard M. Smith........................................        200,529              *
Paul J. Quiner..........................................         51,641              *
Joseph Smith............................................         65,813              *
Christopher York........................................         76,604              *
Arne Alsin (4)..........................................      1,702,395            3.85%
William J. Casey........................................          1,900              *
Daniel L. Frank.........................................         70,833              *
All executive officers, directors and nominees for
  director, as a group (16 persons).....................      3,311,367            7.27%
Fidelity Management and Research Company(5).............      3,954,000            8.95%

---------------

 *  Less than 1%

(1) Unless otherwise indicated, the address of each person named above is 1125 Seventeenth Street, Suite 2100, Denver, Colorado 80202.

(2) Shares of Common Stock subject to options or warrants that are currently exercisable or exercisable with 60 days are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants but not for purposes of computing the percentage of any other person. The aggregate ownership numbers presented include the following shares of common stock subject to options for the following persons: Mr. Sweeney 5,000; Mr. Amaral 733,306; Mr. Fink 5,000; Mr. Pagliuca 5,000; Mr. L.P. Smith 5,000; Dr. Wilensky 5,000; Mr. R. Smith 200,529; Mr. Quiner 47,495; Mr. J. Smith 65,613; Mr. York 73,425; and all executive officers, directors and nominees for director, as a group 1,398,641. Except as indicated by footnote, Coram has been advised that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage computations are based on 44,180,725 shares of Common Stock outstanding as of June 28, 1997.

(3) Dr. Gail Wilensky resigned from Coram's Board of Directors effective July 31, 1997.

(4) Includes 8,000 shares owned by Mr. Alsin, 3,100 owned by his spouse and 1,691,295 held in client accounts of Alsin Capital Management, Inc. ("ACM"). Mr. Alsin as President, Portfolio Manager of ACM has discretionary investment and voting authority with respect to shares held in such accounts. Mr. Alsin expressly disclaims beneficial ownership of securities held in ACM client accounts.

(5) Fidelity Management and Research Company ("Fidelity")report shared dispositive power with respect to the 3,954,000 shares of Common Stock reported above. Fidelity reports sole voting power with respect to such shares. The information with respect to Fidelity is as of March 31, 1997. The address of Fidelity is 82 Devonshire Street, Boston, MA 02109.

     There is no arrangement known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Fees for Board Service. Directors who are employees of Coram receive no additional compensation for service on the Board of Directors. Non-employee directors of Coram earned the following compensation for Board meetings attended during fiscal 1996.

James M. Sweeney..........................................  $250,000
Richard A. Fink...........................................  $ 75,000
Andrew J. Nathanson.......................................  $ 75,000
Stephen Pagliuca..........................................  $ 75,000
L. Peter Smith............................................  $ 75,000
Dr. Gail R. Wilensky......................................  $ 75,000

     In addition, all out-of-pocket expenses of directors related to meetings attended are reimbursed by Coram. Future compensation is at the discretion of the Board of Directors.

     Outside Directors' Automatic Option Grant Program. Non-employee members of the Board of Directors participate in the Automatic Option Grant Program in effect under the Coram Option Plan. On the date of each Annual Meeting of Coram's Stockholders, each individual who will continue to serve as a non-employee Board member will receive a non-statutory stock option to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the automatic option grant date. Each individual who served as a non-employee Board member on June 24, 1996, received an automatic option grant under the program for 2,500 shares of Coram Common Stock at an exercise price of $4.375 per share, the fair market value on such date. Each option will be immediately exercisable for all of the option shares. However, any shares purchased under the option will be subject to repurchase by Coram at the original exercise price paid per share upon the optionee's cessation of Board service prior to vesting in such shares. The optionee will vest in the option shares in a series of equal monthly installments over twelve (12) months of Board service measured from the automatic option grant date. However, the shares subject to each automatic option grant under the Coram Option Plan will vest in full upon (i) the optionee's cessation of Board service due to death or disability, (ii) an acquisition of Coram by merger or asset sale or (iii) a change in control of Coram.

     Each automatic option granted to the non-employee Board members includes a limited stock appreciation right which will allow the optionee, upon the successful completion of a hostile tender offer for more than 50% of Coram's outstanding securities, to surrender that option to Coram, in return for a cash distribution in an amount per surrendered option share equal to the highest price per share of Coram Common Stock paid in the tender offer less the exercise price payable per share.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual and long-term compensation earned by the Named Executive Officers for services rendered in all capacities to the Company and its subsidiaries for the year ended December 31, 1996. Information with respect to fiscal years prior to the year ended December 31, 1994 is not provided because Coram was not a reporting company pursuant to Section 13(a) or 15(d) of the Exchange Act at any time prior to July 8, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                              COMPENSATION
                                                                              -------------
                                           ANNUAL COMPENSATION                   AWARDS
                                ------------------------------------------    -------------
           NAME AND                                           OTHER ANNUAL    STOCK OPTIONS     ALL OTHER
      PRINCIPAL POSITION        YEAR    SALARY      BONUS     COMPENSATION         (#)         COMPENSATION
      ------------------        ----   --------    --------   ------------    -------------    ------------
Donald J. Amaral
  Director, Chief Executive     1996   $600,000    $600,000(1)   $     --              --           --
  Officer and President         1995    120,834(2)       --           --        2,200,000           --
Richard M. Smith                1996    201,458     205,500(3)         --              --           --
  Chief Financial Officer       1995    145,178     156,250           --          300,000           --
Christopher York                1996    161,501     117,375(3)         --          50,000           --
  Chief Operating Officer,
  West
Paul Quiner                     1996    180,270      83,750(3)         --          25,000           --
  Senior Vice President and
  General Counsel
Joseph Smith                    1996    148,425     116,750(3)         --          25,000           --
  Chief Operating Officer,
  East
John T. Gallatin                1996    130,321          --      112,500(5)            --           --
  Former Executive Vice
  President                     1995    208,333     200,000           --          300,000           --
Kelly J. McCrann                1996    165,625     112,500(3)         --              --           --
  Former Executive Vice
  President                     1995    225,088      92,250      139,780(6)       150,000           --

---------------

(1) Fifty percent of Mr. Amaral's 1996 bonus was paid in cash in April 1997 and fifty percent shall be payable in shares of Common Stock of the Company based on the average closing price of the Company's Common Stock on the New York Stock Exchange in the 30-day period immediately preceding the issuance of such shares of Common Stock. Such shares have not yet been issued as of July 28, 1997.

(2) Reflects salary, bonus and other compensation earned by Mr. Amaral during 1995.

(3) Includes retention bonuses paid in January 1997 and performance bonuses paid in April 1997 for service to the Company during 1996.

(4) Does not include perquisites aggregating in dollar value less than the lesser of $50,000 or 10% of the individual's annual salary and bonus reported for such individual for the year presented.

(5) Represents amounts paid to Mr. Gallatin in connection with a severance agreement. See "Employment Contracts, Termination of Employment and Change of Control Arrangements."

(6) Consists of reimbursed expenses in connection with the respective individual's relocation to Denver, Colorado.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning options granted to each of the Named Executive Officers during the year ended December 31, 1996. In addition, in accordance with the rules of the Commission, there are shown hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year ended December 31, 1996.

                                            INDIVIDUAL GRANTS                        VALUE AT ASSUMED ANNUAL
                        ---------------------------------------------------------     POTENTIAL REALIZABLE
                        NUMBER OF     % OF TOTAL                                      RATES OF STOCK PRICE
                        SECURITIES     OPTIONS      EXERCISE                            APPRECIATION FOR
                        UNDERLYING    GRANTED TO     PRICE                               OPTION TERM(1)
                         OPTIONS     EMPLOYEES IN     PER                            -----------------------
         NAME            GRANTED     FISCAL YEAR     SHARE      EXPIRATION DATE         5%           10%
         ----           ----------   ------------   --------   ------------------    ---------    ----------
Christopher J. York...    25,000         1.87%      $5.1250       May 9, 2006          $80.577      $204,198
                          25,000         1.87        3.8750    September 13, 2006       60,924       154,394
Paul J. Quiner........    25,000         1.87        5.1250      March 19, 2006         80,577       204,198
Joseph D. Smith.......    25,000         1.87        3.8750    September 13, 2006       60,924       154,394

---------------

(1) Potential realizable value is determined by taking the exercise price per share and applying the stated annual appreciation rate compounded annually for the term of the option, subtracting the exercise price per share at the end of the period and multiplying the remaining number by the number of options granted. Actual gains, if any, on stock option exercises and Coram Common Stock holdings are dependent on the future performance of the Coram Common Stock and overall stock market conditions. Does not reflect changes in the market price of Coram Common Stock subsequent to December 31, 1995.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning the aggregate number of options exercised during the year ended December 31, 1996 by each of the Named Executive Officers and outstanding options held by each such officer at December 31, 1996. None of the Named Executive Officers exercised any stock appreciation rights during the 1996 fiscal year. No stock appreciation rights were held by the Named Executive Officers at the end of the 1996 fiscal year.

                                                                                       VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED               IN-THE-MONEY
                               SHARES                       OPTIONS AT                      OPTIONS AT
                              ACQUIRED                   DECEMBER 31, 1996             DECEMBER 31, 1996(1)
                                 ON       VALUE     ---------------------------    ----------------------------
            NAME              EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----              --------   --------   -----------   -------------    -----------    -------------
Donald J. Amaral............       --        --       733,306      1,466,694       $1,044,961      $2,090,039
Richard M. Smith............       --        --       163,028       161,972           220,750          93,750
John T. Gallatin............       --        --       286,974       197,917           220,750          93,750
Kelly J. McCrann............       --        --       172,916       77,084            197,313          23,438
Christopher J. York.........       --        --        44,785       130,215            11,719          60,156
Paul J. Quiner..............       --        --        30,308       57,292              3,906          11,719
Joseph D. Smith.............       --        --        44,785       105,215            11,719          60,156

---------------

(1) Value is determined by subtracting the exercise price from the fair market value (the closing price for the

Common Stock as reported by the New York Stock Exchange) as of December 31, 1996 ($5.00) and multiplying the resulting number by the number of underlying shares of Common Stock. For the purpose of such calculation, the exercise price per share is the applicable exercise price as of December 31, 1996 and does not reflect market price changes subsequent to December 31, 1996.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

     Except for its agreement with Donald J. Amaral, Coram does not presently have any employment contracts in effect with any of the Named Executive Officers.

     On October 13, 1995, Coram entered into an employment agreement with its President and Chief Executive Officer, Donald J. Amaral, for a three-year term commencing on such date, unless otherwise terminated. Mr. Amaral was extended the agreement by the Company to attract and retain his services in light of the downturn in the Company's business, and its uncertain prospects as he is considered critical to Coram's future success in the Company's turn-around period. Under the agreement, Mr. Amaral received a base salary of $600,000 per annum, and the right to receive a performance bonus. If Mr. Amaral's employment is terminated by the Company other than for cause or by Mr. Amaral in the event that the Company fails to comply with any material provision of the agreement, Mr. Amaral will be entitled to receive his base salary through the longer of (i) the remaining term of the agreement or (ii) twelve months, plus a bonus payable after the end of each of the Company's fiscal years thereafter through 1998 in an amount equal to the average bonus earned by Mr. Amaral during the employment period. Under the agreement, Mr. Amaral was also granted options to purchase 2,200,000 shares of Common Stock at $3.45 per share. The options will vest and become exercisable in three equal annual installments upon Mr. Amaral's completion of each year of service over the three-year period measured from the October 13, 1995 grant date. The options will immediately vest and become exercisable in full upon (i) a change in control of the Company; (ii) any termination by the Company of the employment agreement other than for cause;
(iii) any termination by Mr. Amaral as a result of a material breach of the employment agreement by the Company; or (iv) termination of the employment agreement as a result of Mr. Amaral's death or permanent disability. Mr. Amaral is also eligible to receive all other benefits generally made available by the Company to its senior executives.

     In May, 1997, the Board of Directors approved an amendment to Mr. Amaral's
employment agreement which was executed on             , 1997, and is effective
May 16, 1997, increasing his base salary from $600,000 per annum to $650,000 per annum and extending the term of the agreement until May 15, 2000. The amendment provided for the granting to Mr. Amaral, as of June 2, 1997, of options to purchase an additional 300,000 shares of Coram Common Stock at a price of $2.625 per share. Such options will vest and become exercisable in three equal annual installments on each of the first, second and third anniversaries of their grant date and will immediately vest and become exercisable in full upon the occurrence of any event resulting in the full vesting of the original options granted under the employment agreement. The amendment also provides for the payment to Mr. Amaral of a $3,000,000 bonus for his success in completing the financial turnaround of Coram. Such bonus is payable upon the earlier of (i) the successful restructuring of Coram's debt obligations originally payable to an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation (the "Rollover Note") on terms acceptable to the Board of Directors of Coram or (ii) an acquisition of the Company, as defined therein.

     Shares subject to options granted under the Coram Option Plan to the Company's executive officers will immediately vest in full upon (i) an acquisition of the Company by merger or asset sale in which such options are not to be assumed by the acquiring entity or, (ii) if such options are so assumed, the subsequent termination of the optionee's employment (whether involuntarily or through a forced resignation) within eighteen (18) months following such acquisition. In addition, the Compensation Committee, as the Coram Option Plan administrator, has the authority to provide for the accelerated vesting of the shares of the Company's Common Stock subject to outstanding options held by the Company's executive officers, or any unvested shares actually held by those individuals under the Coram Option Plan, in connection with a hostile take-over of the Company effected through a successful tender offer for more than 50% of the Company's outstanding securities or through a change in the majority of the Board as a result of one or more contested elections for Board membership or in the event such individual's employment were to be terminated (whether involuntarily or through a forced resignation) following such hostile take-over.

     In April 1997, the Board approved certain (i) retention bonuses payable contingent on active employment with Coram through December 31, 1998, (ii) change in control of Coram's payments payable on the earlier of the first anniversary of a change of control contingent on continued employment with the new entity, or involuntary termination following a change of control and (iii) minimum severance payable upon termination by Coram other than for cause or involuntary termination following a change of control for the Named Executive Officers as follows:

                                                RETENTION       CHANGE IN        MINIMUM
                                                  BONUS      CONTROL PAYMENT    SEVERANCE
                                                ---------    ---------------    ---------
Richard M. Smith..............................  $187,500        $375,000        12 months
Christopher J. York...........................   187,500         375,000        12 months
Joseph D. Smith...............................   187,500         375,000        12 months
Paul J. Quiner................................   138,750         185,000        12 months
Daniel L. Frank...............................   157,500         210,000        12 months

     In connection with the resignation of John T. Gallatin as the Company's Executive Officer on May 3, 1996, the Company entered into a separation agreement with Mr. Gallatin pursuant to which the Company continued to pay his salary through June 30, 1997. The Company also entered into a consulting agreement with Mr. Gallatin under which Mr. Gallatin rendered consulting services to the Company on an as needed basis through July 1, 1997. As compensation for Mr. Gallatin's consulting services, the Company agreed to pay Mr. Gallatin a consulting fee of $1,500 for each day on which Mr. Gallatin devoted a material amount of time to rendering such consulting services.

     In connection with the resignation of Kelly J. McCrann as the Company's Executive Officer on December 31, 1996, the Company entered into a separation agreement with Mr. McCrann pursuant to which the Company will continue to pay his salary until December 31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Richard A. Fink and Stephen G. Pagliuca were the only two members of the Compensation Committee of Coram during the last completed fiscal year. Messrs. Fink and Pagliuca are both non-employee directors of Coram who have not previously been in Coram's employ. Mr. Fink is a partner in a law firm that rendered various legal services to Coram in 1996. No executive officer of Coram serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of Coram's Board of Directors or Compensation Committee.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     Coram's Board of Directors sets the base salary of executive officers each fiscal year and approves, after consideration of recommendations of the Compensation Committee, the individual bonus programs to be in effect for those individuals. The Board of Directors has delegated to the Compensation Committee the authority to award stock options under the Coram Option Plan to Coram's executive officers and other key employees and may delegate authority with respect to other compensation issues from time to time. The following is a summary of the policies which governed our decisions concerning the compensation paid to Coram's executive officers for the fiscal year ended December 31, 1996, including the compensation reflected in the tables which appear elsewhere in this Proxy Statement, and have continued to govern such decisions during the current fiscal year except where noted.

  General Compensation Policy

     Introduction. Our major objectives for the 1996 fiscal year were to continue a compensation structure which would retain the services of those executive officers of Coram who we identified as essential to the

Company's long-term financial success and to attract additional executive officers to the Company. Accordingly, we developed a compensation policy with three principal objectives: (i) to maintain key executive compensation consistent with the healthcare industry, (ii) in light of the difficulties encountered in Coram's business beginning in 1995 and the turn-around efforts initiated then, to offer base salary levels and annual incentive compensation sufficient to attract new executives and induce certain existing management to remain with the Company to continue to lead and participate in the Company's turnaround efforts and (iii) to provide a significant equity component in the form of stock option grants which would serve to strengthen the mutuality of interests between management and Coram's shareholders.

     Factors. The primary factors which we considered in establishing the components of each executive officer's (including the CEO's) compensation package for the 1996 fiscal year are summarized below. We may, however, apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years.

     - BASE SALARY. As indicated, the base salary of each executive officer for the 1996 fiscal year was based on salary levels we believed were necessary to retain and attract certain executive officers. On the basis of our knowledge of the alternate site health care industry and turn-around situations, we believe that these base salary levels are competitive with the companies with which Coram competes for executive talent. However, during 1996 we did not, through one or more external compensation surveys for the industry, independently confirm the specific percentiles at which the base salary levels in effect for Coram's executive officers stood in relation to other companies in the industry. We felt that the most appropriate vehicle to retain and attract executive officers and to contribute to Coram's financial success was to have a substantial portion of their total compensation package be in the form of the long-term equity component described below.

     Because it was not our intent for the 1996 fiscal year to target the base salary levels in effect for the executive officers at a designated percentile of the salary levels in effect for other companies in the alternate site health care industry, there is no meaningful correlation between Coram's salary levels and the rates of base salary in effect for those companies which are taken into account in the Industry Index utilized for purposes of the stock price performance graph which follows this report.

     - ANNUAL INCENTIVE COMPENSATION. Incentive compensation is awarded based upon the Company's financial performance and improvement, as well as the Board of Director's discretion regarding current position, specific accomplishments and personal performances of executive officers. All executive officers have the opportunity to earn cash awards. The Board of Directors believes that significant accomplishments have been made in the current year to stabilize the Company and form a foundation for the future. As a result, discretionary awards were approved by the Board of Directors for certain executive officers' performance in the current fiscal year.

     - LONG-TERM INCENTIVE COMPENSATION. The option grants which we make under the Coram Option Plan to the executive officers are intended to advance our overall objective in subjecting a substantial portion of each officer's compensation package to Company performance measured in terms of stock price appreciation. Accordingly, the option grants were designed to align the interests of Coram's executive officers with those of the shareholders and provide each officer with a significant incentive to manage Coram from the perspective of an owner with an equity stake in the business. Each grant allows the executive officer to acquire shares of Coram Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). The option shares vest in periodic installments over a specified period (generally four years), contingent upon the executive officer's continued employment with Coram. Accordingly, the options will provide a return to the executive officer only if he or she remains with Coram, and then only if the price of Coram's Common Stock appreciates.

     The size of the option grant to each executive officer was set at a level which we felt was appropriate to create a meaningful opportunity for stock ownership based upon the executive officer's current position with Coram, internal comparability with option grants made to other Company executives, the executive officer's current level of performance and his or her potential for future responsibility and promotion over the option term.

     We have established certain general guidelines by which we seek to target a fixed number of unvested option shares for each executive officer based upon his or her current position with Coram and his or her potential for growth within Coram, i.e., future responsibilities and possible promotions over the option term. However, we do not strictly adhere to these guidelines in making stock option grants, and the relative weight which we give to the various factors varies from individual to individual, as the circumstances warrant.

  CEO Compensation

     Mr. Amaral's compensation was set pursuant to the terms of the employment agreement between Mr. Amaral and Coram entered into in October 1995. As disclosed in the Summary Compensation Table on page 8, Mr. Amaral received a bonus of $600,000 for services performed during fiscal 1996, 50% of which was paid in cash in April 1997 and 50% of which was paid in stock. The amount of such bonus was determined pursuant to the terms of Mr. Amaral's employment agreement, based on the Company's exceeding certain EBITDA goals set by the Board of Directors for fiscal 1996.

     In May 1997, the Board of Directors approved an amendment to Mr. Amaral's agreement providing for, among other things, an increase in his base salary to $650,000 and an extension of the term of such agreement until May 2000. In approving the terms of such amendment we relied in part on an executive compensation review and recommendations prepared for Coram by the Human Capital Services Practice Group of Arthur Andersen (the "Compensation Review"). Other factors relevant to the Board's approval of the amendment, in addition to the factors described above applicable to all executive officers, include the critical role Mr. Amaral has played in the Company's turn-around efforts and the Company's need to insure continuity of management in the chief executive officer position.

     See "Employment Contracts, Termination of Employment and Change of Control Arrangements" for a description of compensation relating to Mr. Amaral, including a description of an amendment to Mr. Amaral's employment agreement effective May 16, 1997.

  Actions Subsequent to 1996 Fiscal Year End

     In light of the policies described above governing the Board of Directors' actions, particularly our desire to induce existing management to remain with the Company, we have taken several actions during the current fiscal year to provide additional compensation to those officers playing a significant role in the Company's turn-around efforts and to better align certain officers equity compensation to the Company's current market position. Certain of the actions described below were based in part on recommendations made in the Compensation Review. This review was commissioned in connection with considerations raised following the termination of the proposed merger of the Company with Integrated Health Services. The use of the Compensation Review should not be considered indicative of a general change in the Board's policy regarding external compensation surveys.

     In April 1997, based on recommendations set forth in the Compensation Review and other relevant considerations, we awarded bonuses, in an aggregate amount of $709,000, to certain Coram officers in recognition of performance during the 1996 fiscal year. In June 1997, we approved certain retention bonuses in an aggregate amount of $1,749,750 payable to 13 key executives contingent on active employment with Coram though December 31, 1998, and minimum severance arrangements of 6 months or 12 months salary. In addition, we approved change in control payments in the aggregate amount of $1,885,000 to 8 key executives payable upon the first anniversary of a change of control of Coram, contingent on continued employment with the new entity, or earlier involuntary termination following a change of control. Further, in June 1997, we awarded additional options to purchase an aggregate of 786,250 shares of Coram Common Stock to 12 key executives. Such options contain terms substantially similar to prior grants received by such officers, including vesting over a four-year period contingent on continued employment with the Company.

     In May 1997, it was recognized that certain options held by executive officers were substantially out of the money as a result of recent changes in Coram's stock price. To better align such options with the current fair market value of Coram Common Stock, and thus better achieve the goal of aligning the interests of such executive officers with those of the shareholders, we repriced options to purchase in the aggregate

2,800,250 shares of Coram Common Stock to reflect an exercise price equal to the fair market value of Coram Common Stock on the date of such repricing.

  Compliance with Internal Revenue Code Section 162(m)

     As a result of Section 162(m) of the Internal Revenue Code, Coram is allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation does not exceed $1 million per officer in any one year. This limitation applies to all compensation paid to the covered executive officers which is not considered to be performance based. However, any payments which qualify as performance-based compensation are not taken into account for purposes of this limitation. On the basis of this distinction, the Coram Option Plan has been specifically designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify for performance-based treatment.

     We do not expect that the non-exempt compensation to be paid to Coram's executive officers for the 1997 fiscal year will exceed the $1 million limit per officer. However, we will defer any decision on whether or not to restructure one or more components of the compensation paid to the executive officers so as to qualify those components as performance-based compensation that will not be subject to the $1 million limitation.

     The foregoing report has been submitted by the undersigned in our capacity as members of Coram's Board of Directors.

                                            James M. Sweeney
                                            Donald J. Amaral
                                            Richard A. Fink
                                            Stephen G. Pagliuca
                                            L. Peter Smith
                                            Dr. Gail R. Wilensky

STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of the cumulative total stockholder returns assuming reinvestment of dividends for (i) Coram, (ii) the companies included in the Standard & Poor 500 Stock Index, (iii) Apria Healthcare Group, Inc., Olsten Corporation, American Homepatient, Inc., and Option Care, Inc., which comprise the Company's New Peer Group and (iv) Apria Healthcare Group, Inc. and Rotech Medical Corp., which comprise the Company's Old Peer Group, for the period commencing July 11, 1994, the date the Common Stock was first publicly traded, through December 31, 1996. The Company has constructed the New Peer Group for purposes of this Proxy Statement as a result of the acquisition of certain of the companies included in the Old Peer Group and to more closely align the peer group entities with the Company in terms of size and nature of business. The stockholder returns are based upon an assumed $100 investment made on July 11, 1994 in each of four charted alternatives. The chart does not reflect changes in Coram's stock price subsequent to December 31, 1996.

                COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*
             AMONG CORAM HEALTHCARE CORPORATION, THE S&P 500 INDEX,
         THE DOW JONES HEALTH CARE PROVIDERS INDEX AND TWO PEER GROUPS

                                      CRH

                                  CORAM
     MEASUREMENT PERIOD         HEALTHCARE       NEW PEER        OLD PEER
   (FISCAL YEAR COVERED)       CORPORATION        GROUP           GROUP            S&P
7/11/94                                  100             100             100             100
12/94                                    115             103             153             104
12/95                                     30             130             148             143
12/95                                     34              90             125             176

---------------

 * $100 invested on July 11, 1994 in stock or on June 30, 1994 in index -- including reinvestment of dividends. Fiscal year ending December 31, 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Fink, a director of Coram since July 1994, is a partner in a law firm that rendered various legal services to Coram in 1996 and is continuing to render such services in 1997. The legal fees paid by Coram to such firm approximated $1.7 million in the fiscal year ended December 31, 1996.

     Mr. Nathanson, a director of Coram from December 1995 to May 1997, is a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation (DLJ), an investment banking firm that rendered various financial services to Coram in 1996. DLJ provided a $150 million bridge loan to Coram in April 1995 in connection with Coram's acquisition of the business of Caremark Inc. pursuant to the terms of the Purchase Agreement and held the Rollover Note issued in connection therewith until May 1997, at which time DLJ sold the Rollover Note to Cerberus Partners, L.P., Goldman Sachs Credit Partners, L.P. and Foothill Capital Corporation. The Purchase Agreement provided that DLJ had the right to appoint a director to Coram's Board of Directors if an event of default occurred and so long as it is continuing provided however, that the right terminated at such time that DLJ is no longer the holder of at least fifty percent of the aggregate principal amount of the outstanding bridge notes. DLJ was granted the right to appoint a director in September 1995 in exchange for certain waivers under the Purchase Agreement which right expired upon the sale of the Rollover Note referenced above. Fees for financial advisory and investment banking services to DLJ approximated $6.5 million in 1995. On October 4, 1996, DLJ was engaged by Coram to act as a financial advisor to Coram in connection with the possible sale, merger, consolidation or other business combination involving Coram. By letter dated July 17, 1997, DLJ has agreed to the termination of such engagement, together with all other prior engagement agreements between Coram and DLJ, effective upon payment by Coram of approximately $503,000 to DLJ in reimbursement of out-of-pocket expenses incurred by DLJ pursuant thereto. No other amounts have been paid, or are owed, to DLJ pursuant to such engagement.

     L. Peter Smith serves on the Board of Directors of Sabratek Corporation. On February 26, 1997, the Company agreed to purchase up to $13.0 million of multi-therapy infusion pumps and related proprietary telemedicine technology over the next six to nine months from Sabratek Corporation. The pricing schedule applicable to the infusion pumps and related technology to be purchased was negotiated by Coram's Chief Executive Officer, Chief Financial Officer and Vice President of Materials Management, Robert Roose after proposals from other manufacturers for comparable equipment had been solicited. Prior to entering into the agreement with Sabratek, the Company's area clinical and operations staffs conducted field level trials and tests on infusion pumps made by several different manufacturers, including Sabratek.

                                   PROPOSAL 2

           AUTHORIZATION OF ADDITIONAL SHARES OF COMPANY COMMON STOCK

     The Board of Directors recommends that the stockholders approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 100,000,000. As of July 28, 1997, 44,180,725 of the 75,000,000 shares of Common Stock authorized for issuance were issued and outstanding. In addition, 22,918,669 shares were reserved for issuance pursuant to the Company's current obligations under warrants held by certain lenders and former lenders to the Company, the Company's current employee benefit plans and under other obligations of the Company. As a result, the Company is left with very few shares of its Common Stock for the raising of additional capital, the funding of acquisitions or other corporate purposes.

     The chart that follows summarizes the numbers of shares of Common Stock issued and outstanding as well as the shares currently reserved for issuance or estimated to be needed under its various commitments, all as of July 28, 1997.

                        DESCRIPTION                           NO. OF SHARES
                        -----------                           -------------
Shares issued of record.....................................   44,180,725
Warrants issued under Bridge Note...........................    4,710,186
Warrants issued under the Fourth Amendment to the Senior
  Credit Facility...........................................    2,569,342
Warrants under litigation settlements.......................    2,520,000
Shares reserved under Coram shareholder litigation..........    3,500,000
Options reserved under 1994 Option Plan.....................    7,213,851
Options reserved under other employee options(1)............    1,053,353
Shares reserved for Stock Purchase Plan(2)..................    1,035,969
Other share issuance commitments(3).........................      315,968
                                                               ----------
Total.......................................................   67,099,394

---------------

(1) Includes options to purchase 800,000 shares of Common Stock issued to Donald
    J. Amaral, the Company's President and Chief Executive Officer. See "Compensation of Directors and Executive Officers."

(2) Assumes that Proposal 3 is approved. See "Proposal 3 -- Amendment to the Coram Healthcare Corporation Employee Stock Purchase Plan."

(3) Includes estimates of the numbers of shares that may be required to satisfy certain contingent obligations incurred by the Company's predecessors.

     The terms of the Rollover Notes require the Company to issue warrants to purchase shares in specified amounts at various times. Under the present terms of such arrangements, the Company would be required to issue additional warrants to purchase approximately 2.7 million shares of Common Stock through
December 31, 1997. In light of this obligation and the shares reserved for the various purposes described above, as of July 28, 1997, the Company had only 7,900,606 shares of authorized Common Stock remaining for future issuance and not reserved for a specific purpose.

     The Board of Directors of the Company believes that it is in the best interest of the Company and its stockholders that there be a greater number of authorized and unissued shares available to give the Company the flexibility it needs to conduct its business and accommodate future growth. The proposed increase in authorized shares of Common Stock is desirable to enhance the Company's flexibility in structuring its future capitalization, to meet financing needs for expansion and growth, in structuring funding for future acquisitions in a timely manner and for other corporate purposes which the Board may deem desirable. The Board of Directors believes that the remaining available unissued shares would not provide sufficient flexibility for corporate action in the future.

     The purpose of the proposed increase in the number of shares of authorized Common Stock is to ensure that additional shares of Common Stock will be available, if needed, for issuance in connection with any future transactions approved by the Board of Directors, including, among others, acquisitions, future stock splits, stock dividends, financings and other corporate purposes. The Board of Directors believes that the availability of the additional shares of Common Stock for such purposes without delay or the necessity for a special stockholders meeting (except as may be required by applicable law or regulatory authorities or by the policies, rules and regulations of the New York Stock Exchange or any other stock exchange on which the Company's securities may then be listed) will be beneficial to the Company by providing it with the flexibility required to consider and promptly respond to future business opportunities and needs as they arise. If the proposed amendment is approved by the stockholders, no future authorization for the issuance if newly authorized Common Stock will be solicited prior to such issuance (except as may be required by applicable law or regulatory authorities or by the policies, rules or regulations of the New York Stock Exchange or any other stock exchange on which the Company's securities may then be listed).

     Other than as described above with respect to shares reserved for issuance for specific purposes, the Company has no current plans to issue additional shares of Common Stock.

     It is possible that shares of Common Stock may be issued at a time and under circumstances which may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held. Further, although the proposed increase in authorized shares of Common Stock is not proposed for the purpose of any anti-takeover effect, the issuance of additional shares of Common Stock authorized pursuant thereto may have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder may consider in its best interest, including those attempts that might result in a premium over the market price of shares held by such stockholder. The proposed amendment will enable the Board of Directors to issue shares of Common Stock to third parties which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

     The Company's Certificate of Incorporation presently authorizes the issuance of 10,000,000 shares of Preferred Stock. However, none of such shares is outstanding and the Company presently has no plans for the issuance of Preferred Stock.

PROPOSED RESOLUTION

     A resolution substantially in the following form will be submitted to the stockholders at the Meeting:

     RESOLVED, that the Certificate of Incorporation be amended by deleting Article FOURTH, Section A, in its entirety and inserting in its place the following new Article FOURTH, Section A which shall read in full as follows:

     "FOURTH. A. AUTHORIZED CAPITAL STOCK. The total number of shares that the Corporation shall have authority to issue shall be 110,000,000 shares, of which 100,000,000 shares shall be Common Stock, $.001 par value, and 10,000,000 shares shall be Preferred Stock, $.001 par value."

APPRAISAL RIGHTS

     Stockholders of the Company have no rights of appraisal in connection with the proposed amendment to the Company's Certificate of Incorporation and will have no preemptive rights in connection with the issuance of new shares of Common Stock.

VOTE REQUIRED

     Approval of the proposed amendment to the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to notice of and to vote at the Meeting. If the proposal is approved by the stockholders, the amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware, which would occur as soon as practicable following approval of the proposal by the stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3

                       AMENDMENT TO THE CORAM HEALTHCARE
                    CORPORATION EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

     On July 10, 1997, the Company's Board of Directors adopted resolutions approving an amendment to the Coram Healthcare Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan") increasing the number of shares of Common Stock available for issuance under the Stock Purchase Plan from 300,000 to 1,300,000. As of June 28, 1997, 264,031 shares of the Company Common Stock had been issued pursuant to the Stock Purchase Plan since its inception in 1994. In October 1996, the operation of the Stock Purchase Plan was suspended because the number of shares of Common Stock then available for issuance under the Stock Purchase Plan would have been insufficient to satisfy the anticipated level of purchases during the Fourth Quarter of 1996.

     The Board of Directors has determined that continuing the operation of the Stock Purchase Plan is in the best interests of the Company and its stockholders. Accordingly, the Board voted to approve the amendment to the Stock Purchase Plan to increase the number of shares available under the Stock Purchase Plan, subject to approval by the Company's stockholders. A copy of the Stock Purchase Plan is attached to this Proxy Statement as Appendix I and the description of the Stock Purchase Plan appearing in this Proxy Statement is qualified in its entirety by reference to applicable provisions of the Stock Purchase Plan.

     The Stock Purchase Plan was adopted in 1994 and approved by the Company's stockholders on July 8, 1994. The purpose of the Stock Purchase Plan is to offer eligible employees of the Company an opportunity to purchase shares of Common Stock on a more advantageous basis than would otherwise be available, thereby increasing their interest in the Company. The Plan will remain in effect until all of the shares of Common Stock reserved for issuance under the Stock Purchase Plan have been issued and distributed, unless terminated by the Board.

TERMS OF THE STOCK PURCHASE PLAN

     Each full-time employee who is customarily employed by the Company on a basis requiring more than twenty hours of service per week for more than five months per calendar year will be eligible to participate in the Stock Purchase Plan for one or more offering periods. However, no executive officers of the Company will be eligible to participate in the Stock Purchase Plan.

     The Stock Purchase Plan is implemented in a series of successive offering periods, each with a maximum duration of twenty-four months. The next offering period will begin on or about January 1, 1998 assuming approval of this Proposal. An individual who is eligible to participate in the Stock Purchase Plan on the start date of a particular offering period may join the offering period on that date. An individual who first becomes eligible to participate in the Stock Purchase Plan after the start date of a particular offering period may join that offering period on the next quarterly entry date (the first business day of each calendar quarter).

     At the time the participant joins the offering period, he or she will be granted a purchase right to acquire shares of Coram Common Stock at quarterly intervals over the remainder of that offering period. The purchase dates will occur on the last business day of each calendar quarter within the offering period, and all payroll deductions collected from the participant for the period ending with each such quarterly purchase date will automatically be applied to the purchase of Coram Common Stock.

     The purchase price per share will be 85% of the lower of (i) the fair market value per share of Coram Common Stock on the participant's entry date into the offering period or (ii) the fair market value per share on the quarterly purchase date. However, for a participant who joins the offering period after the start date, the clause (i) amount will not be less than the fair market value per share on such start date. The fair market value per share of Coram Common Stock on any relevant date under the Stock Purchase Plan will be the closing selling price per share on that date on the New York Stock Exchange or the exchange on which shares of Coram Common Stock are then currently traded.

     The purchase price is to be paid through periodic payroll deductions not to exceed 10% of the participant's base salary. However, no participant may purchase more than $25,000 worth of Coram Common Stock (based on the fair market value of the common stock on his or her entry date into the offering period) for each calendar year his or her purchase right remains outstanding. In addition, no participant may purchase more than 100 shares of Coram Common Stock on any quarterly purchase date.

     In the event any change in the outstanding shares of Coram Common Stock is effected without Coram's receipt of consideration, whether by reason of any stock split, stock dividend, recapitalization or other similar change in capital structure, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable over the term of the Stock Purchase Plan, (ii) the number and/or class of securities and the purchase price per share in effect under each outstanding purchase right in order to preclude the dilution or enlargement of benefits thereunder, and (iii) the maximum number and/or class of securities purchasable per participant on any one quarterly purchase date.

     The participant will not have any stockholder rights with respect to the shares subject to his or her outstanding purchase right, until such right is exercised on each quarterly purchase date. An outstanding purchase right is exercisable only by the participant, and purchase rights are not assignable or transferable other than by will or the laws of inheritance following the participant's death.

     In the event Coram is acquired by merger or asset sale, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition at a purchase price per share equal to 85% of the lower of (i) the fair market value per share of Coram Common Stock on the participant's entry date into the offering period or (ii) the fair market value per share immediately prior to such acquisition. A similar automatic exercise of outstanding purchase rights will occur should Coram dispose of its equity holdings in one or more of its operating subsidiaries (including T2, Curaflex, HealthInfusion and Medisys after the Merger) by a merger or consolidation involving that subsidiary, a sale of substantially all of the assets of that subsidiary or Coram's sale of substantially all of the outstanding capital stock of such subsidiary, but only the purchase rights of the participants in the employ of the subsidiary involved in such transaction will be so exercised.

     A participant may withdraw from an offering period at any time prior to the quarterly purchase date and may elect to have his or her payroll deductions for the quarterly period in which such withdrawal occurs either refunded immediately or applied to the purchase of Coram Common Stock on the next quarterly purchase date. The participant's purchase right will terminate automatically in the event the participant ceases to remain an eligible employee for any reason, and any payroll deductions collected from such individual during the quarterly period in which such cessation of status occurs will be refunded.

     The Coram Board of Directors may amend or terminate the Stock Purchase Plan immediately after any quarterly purchase date. However, the Board may not, without stockholder approval, (i) materially increase the number of shares of Coram Common Stock available for issuance under the Stock Purchase Plan, (ii) alter the purchase price formula so as to reduce the purchase price payable for the issued shares or (iii) materially modify the eligibility requirements for participation or the benefits available to participants. The Stock Purchase Plan will in all events terminate on the last business day of December 2003.

     The Stock Purchase Plan is intended to be an "employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to Coram, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Stock Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period or within one year after the actual purchase date, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price of those shares. If the participant sells or disposes of the purchased shares more than two years after entry into the offering period and more than one year after the actual purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the date the participant entered the offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain.

     If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the date the participant entered the offering period will constitute ordinary income in the year of death.

     If the purchased shares are sold or otherwise disposed of within two years after the participant's entry date into the offering period or within one year after the actual purchase date, then Coram will be entitled to a deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. In all other cases, no deduction will be allowed.

     Under current accounting rules, the issuance of Coram Common Stock under the Stock Purchase Plan will not result in a compensation expense chargeable against Coram's reported earnings. However, the accounting principles applicable to employee stock purchase plans such as the Stock Purchase Plan are currently under review by the Financial Accounting Standards Board, and substantial revisions to those governing principles may be implemented in the future.

VOTE REQUIRED

     Approval of the proposed amendment to the Stock Purchase Plan requires the affirmative vote of at least a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Meeting, provided a quorum is present.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE STOCK PURCHASE PLAN.

                                   PROPOSAL 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP, served as independent auditors of the Company for the years ended December 31, 1996, 1995 and 1994. Subject to stockholder ratification at the Annual Meeting, the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. The affirmative vote of a majority of the shares of the Company's voting stock represented and voted at the Annual Meeting is required for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

     Representatives of Ernst & Young LLP are expected to attend the Meeting. They will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
         INDEPENDENT AUDITORS.

                                 OTHER MATTERS

     Management does not know of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their discretion on such matters.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual stockholder meetings, consistent with rules adopted by the Commission. Proposals for the 1998 Annual Meeting of Stockholders must be received by the Company not less than 30 days nor more than 60 days prior to the scheduled date of the meeting (or, if less than 40 days' notice or prior public disclosure of the date of the meeting is given, the 10th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made) to be considered for inclusion in the proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Coram Healthcare Corporation, 1125 Seventeenth Street, Suite 2100, Denver, Colorado 80202.

     Under Rule 14a-8 adopted by the Commission under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

                         ANNUAL REPORT TO STOCKHOLDERS

     The 1996 Annual Report of the Company, as filed with the Commission, is being mailed to the stockholders with this Proxy Statement. The Annual Report is not to be considered part of the proxy soliciting material.

                                            CORAM HEALTHCARE CORPORATION

Denver, Colorado
August 15, 1997

PROXY
                        CORAM HEALTHCARE CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Stephen G. Pagliuca and Donald J. Amaral, or any of them, the proxies and attorneys-in-fact for the undersigned, with full power of substitution and revocation, to represent and vote on behalf of the undersigned, at the 1996 annual meeting of stockholders of Coram Healthcare Corporation (the "Company") to be held at The Westin Hotel, 1672 Lawrence Street, Denver, Colorado on September 16, 1997, at 2:00 p.m. local time, and any adjournments or postponements thereof, all shares of the common stock, $.001 par value per share, of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote as follows on the reverse side.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

       TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE SEE REVERSE SIDE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Items 1 and 2.

1.       Election of Directors

         NOMINEES: Donald J. Amaral, Richard A. Fink, Stephen G. Pagliuca, L. Peter Smith, Arne Alsin and William J. Casey.

                          [ ] FOR [ ] WITHHELD

         [ ]                                                  MARK HERE FOR
                                                              ADDRESS CHANGE [ ]
                 For all nominees except as noted above       AND NOTE BELOW

2. To approve an amendment to the Company's Amended Certificate of Incorporation to increase the number of shares of authorized common stock.

                 [ ] FOR [ ] AGAINST               [ ] ABSTAIN

3.       To approve an amendment to the Employee Stock Purchase plan.

                 [ ] FOR [ ] AGAINST               [ ] ABSTAIN

4.       Election of Ernst & Young LLP as independent auditors of the Company.

                 [ ] FOR [ ] AGAINST               [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) as such proxies may select in the event that one or more of the nominees named in Item 1 above becomes unable to serve, and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The submission of this proxy if properly executed revokes all prior proxies given by the undersigned.

Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged.

Please sign exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:                                                  Date:

Signature:                                                  Date: